                                                                     EXHIBIT 4.1


        RESOLVED, that pursuant to the authority delegated to this Pricing Committee by the Board of Directors of Panhandle Eastern Corporation (the "Company") by Resolutions adopted on October 26, 1994, unsecured debt securities of the Company referred to in such Resolutions shall be issued and designated as the Company's 8 5/8% Debentures due April 15, 2025 (the "Debentures"); and

        FURTHER RESOLVED, that in addition to the terms provided in the Indenture dated as of November 1, 1994 (the "Indenture"), between the Company and The First National Bank of Boston, as Trustee, authorized and approved by the Pricing Committee by Resolution dated November 29, 1994, the terms of the Debentures shall be as follows:

        (1) The aggregate principal amount of the Debentures shall be $100 million;

        (2) The Stated Maturity of the principal of the Debentures shall be April 15, 2025;

        (3) The Debentures shall bear interest at the rate of 8 5/8% per annum from April 12, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for;

        (4) The Interest Payment Dates with respect to the Debentures shall be April 15 and October 15 in each year, commencing October 15, 1995, and the Regular Record Dates for interest payable on any such Interest Payment Date shall be April 1 or October 1 (whether or not a Business
        Day), as the case may be, next preceding such Interest Payment Date;

        (5) Principal of and any premium and interest on the Debentures shall be payable, and the Debentures will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee, and at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register;

        (6) The Debentures shall not be subject to redemption prior to April 15, 2005. Thereafter, the Debentures are subject to redemption, at the election of the Company, at the following Redemption Prices (expressed in percentages of the principal amount) if redeemed during the 12 months beginning April 15 of the years indicated:

                         2005                      104.030%
                         2006                      103.627%
                         2007                      103.224%
                         2008                      102.821%
                         2009                      102.418%
                         2010                      102.015%
                         2011                      101.612%
                         2012                      101.209%
                         2013                      100.806%
                         2014                      100.403%

        and thereafter at 100% of the principal amount, together in each case with accrued interest to the Redemption Date. The Debentures will not be subject to any sinking fund;

        (7) The Debentures shall be subject to defeasance under Section 1302 of the Indenture and to covenant defeasance under Section 1303 of the Indenture;

        (8) The Debentures will not be issued in the form of Book-Entry Securities; and

        FURTHER RESOLVED, that the Debentures shall be issuable in denominations of $1,000 and integral multiples thereof; and

        FURTHER RESOLVED, that the form of the Debentures set forth in Exhibit A to these resolutions be, and hereby is, approved; and

        FURTHER RESOLVED, that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dillon, Read & Co. Inc. and PaineWebber Incorporated are selected as the representatives of the several underwriters (the "Underwriters") to which the Debentures will be sold; that the purchase price to be paid to the Company by the Underwriters shall be 98.56% of the principal amount of the Debentures; and that the initial public offering price shall be 99.435% of the principal amount of the Debentures; and

        FURTHER RESOLVED, that the proposed Terms Agreement (the "Terms Agreement") and the proposed Underwriting Agreement attached thereto and made a part thereof (the "Underwriting Agreement") between the Company and the Underwriters be, and such agreements hereby are, approved in the form presented to this Pricing Committee.

                                   EXHIBIT A


                              [Form of Debenture]

                                 [Form of Face]

                         PANHANDLE EASTERN CORPORATION

                      8 5/8% Debentures due April 15, 2025

No.                                                                $


         Panhandle Eastern Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to __________________________ or registered assigns, the principal sum of
__________________________ Dollars on April 15, 2025 and to pay interest thereon from April 12, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year, commencing October 15, 1995, at the rate of 8 5/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its Chairman of the Board and Chief Executive Officer, President or a Vice President, manually or by a facsimile of his signature, and its corporate seal (or a facsimile thereof) to be hereunto affixed and the same to be attested by its Secretary or an Assistant Secretary, all either manually or in facsimile.


Dated:
       --------------------

                                              PANHANDLE EASTERN CORPORATION


                                              By
                                                --------------------------------

[Seal]

Attest:


- ---------------------------


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                              THE FIRST NATIONAL BANK OF BOSTON,
                                                   as Trustee


                                              By
                                                -------------------------------
                                                    Authorized Officer

                               [Form of Reverse]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Boston, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

                 (6) The Securities of this series will not be subject to redemption prior to April 15, 2005. Thereafter, the Securities of this series are subject to redemption, at the election of the Company, at the following Redemption Prices (expressed in percentages of the principal amount) if redeemed during the 12 months beginning April 15 of the years indicated:

                          2005                     104.030%
                          2006                     103.627%
                          2007                     103.224%
                          2008                     102.821%
                          2009                     102.418%
                          2010                     102.015%
                          2011                     101.612%
                          2012                     101.209%
                          2013                     100.806%
                          2014                     100.403%

and thereafter at 100% of the principal amount, together in each case with accrued interest to the Redemption Date. The Securities of this series will not be subject to any sinking fund.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.